Exhibit 10.1

REPRESENTATIONS, WARRANTIES AND AGREEMENTS
OF
COHEN & STEERS CAPITAL MANAGEMENT, INC.
The undersigned hereby certifies to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), that he is the duly appointed Executive Vice President of Cohen & Steers Capital Management, Inc., a New York corporation (“C&S”), and on behalf of C&S, pursuant to due authorization, does further hereby certify, represent, warrant, and agree that:

1.
C&S understands that the representations, warranties and agreements contained herein are made in order to obtain an exception for C&S to the ownership limitations (the “Ownership Limit”) set forth in the Declaration of Trust, as amended to date (the “Articles”), of the Company. Such exception, which is sought with respect to the common shares of beneficial interest of the Company (the “Common Shares”) and the series of preferred shares of beneficial interest of the Company designated “6.90% Series E Cumulative Redeemable Preferred Shares” (the “Series E Preferred Shares” and, together with the Common Shares, the “Shares”), will allow C&S to be a “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (a “Rule 13d-3 Owner”), of up to, but not in excess of, 15.0% of the value of all outstanding Shares (the “C&S Shares”).

2.
C&S’s ownership, as a Rule 13d-3 Owner, of the C&S Shares will not result in any Individual being the Tax Owner of Shares in excess of 9.8% of the value of all outstanding Shares. As used herein, the term “Tax Owner” of Shares shall mean the person who is considered to own such Shares applying the rules of Section 856(h) of the Internal Revenue Code of 1986 (the “Code”), including the relevant provisions of Section 542(a)(2) and Section 544 as modified by Section 856(h) of the Code. The term “Individual” shall mean a natural person or an organization treated as an individual under the provisions of Section 542(a)(2) of the Code, applying the relevant rules of Section 856(h) of the Code.

3.
Neither C&S nor any Investor owns directly or indirectly any stock or other equity interest in excess of 9.8% in any Tenant. The term “Investor” means any owner of C&S or any open-end or closed-end fund for which C&S or an affiliate acts as an investment advisor. The term “Tenant” means any entity that leases space from the Company or from any direct or indirect subsidiary partnership, corporation or limited liability company in which Company owns an interest. C&S shall notify the Company in the event that C&S or any Investor acquires any stock or other equity interest in excess of 9.8% in any Tenant.

4.
C&S will not dispose of any of the C&S Shares in violation of the Ownership Limit or in a manner that would cause any Individual to be the Tax Owner of more than 9.8% of the value of all outstanding Shares.

5.
C&S agrees that if, for any reason, (i) any of the above representations or warranties is violated, (ii) the ownership, as a Rule 13d-3 Owner, of the C&S Shares causes any Individual to be the Tax Owner of more than 9.8% of the value of all outstanding Shares,

(iii) C&S or any Investor acquires any stock or other equity interest in excess of 9.8% in any Tenant, or (iv) in the sole reasonable judgment of the Company, the ownership, as a Rule 13d-3 Owner, of the C&S Shares could otherwise jeopardize the Company’s tax status as a real estate investment trust for federal income tax purposes, then the waiver of the ownership limits granted by the Company to C&S shall be deemed void ab initio and shall result in a conversion of all or a portion (as reasonably determined by the Company to be necessary) of the C&S Shares into Excess Shares under the Articles.

6.	C&S understands that the foregoing exception to the Ownership Limit is only being granted to C&S, and not to any other person (including any of the Investors).

7.
C&S agrees that solely with respect to any Shares for which C&S is the beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 9.8% of the value of all outstanding Shares, C&S shall not take any actions that are inconsistent with its status as an investment manager that is eligible to file a Form 13G under the Securities Exchange Act of 1934 including the following:

a.
Solicit proxies from shareholders of the Company, become a “participant” in any “election contest” (as such terms are used in Rule 14a-11 of the Securities Exchange Act of 1934, as amended), with respect to the Company, or make any communication (other than as required by law) referred to in Rule 14a-1(l)(2)(iv) of the Securities Exchange Act of 1934, as amended, in connection with any election contest or other vote by shareholders of the Company or otherwise;

b.
Vote for the removal of any member of the Board, except removal “for cause” as such term is used under Maryland law, except that this shall not limit C&S’s ability to vote against the reelection of a Board member;

c.	Call or seek to have called any meeting of the shareholders of the Company;

d.
Otherwise act, alone or in concert with others to (i) solicit, propose, seek to effect or negotiate with any other person with respect to (A) any business combination with the Company or (B) any restructuring, recapitalization or similar transaction of the Company, (ii) solicit, propose, seek to effect or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any voting securities of the Company, or (iii) assist, participate in, facilitate or solicit any effort or attempt by any persons to do or seek to do any of the foregoing.

8.
C&S has not violated any of the terms of the Representations, Warranties and Agreements executed as of June 27, 2003 (the “2003 Waiver”) and such 2003 Waiver shall automatically be superseded by this document.

9.	The undersigned has the authority to execute this document on behalf of C&S.

IN WITNESS WHEREOF, I have executed this certificate as of this 10th day of August, 2015.

Cohen & Steers Capital Management, Inc.

By:	/s/ Thomas Bohjalin
Thomas Bohjalian

Executive Vice President

WAIVER OF OWNERSHIP LIMITS
[BRANDYWINE REALTY TRUST LETTERHEAD]

August 10, 2015
Cohen & Steers Capital Management, Inc.
280 Park Avenue
New York, New York 10017

Re:    Share Ownership Limits
Reference is made to the Representations, Warranties and Agreements executed as of August 10, 2015 of Cohen & Steers Capital Management, Inc. (“C&S”) to Brandywine Realty Trust (the “Company”), containing certain representations, warranties and agreements, a copy of which is attached to this letter as Attachment I (the “Representation Letter”). Based upon the Representation Letter, the Company hereby advises you that an exception to the Ownership Limit referred to in the Representation Letter has been established for C&S under the Declaration of Trust of the Company effective as the date received on and subject to the terms, conditions and limitations set forth in the Representation Letter. The foregoing exception to the Ownership Limit supersedes the exception granted by the Company to C&S in a letter dated June 27, 2003 from the Company to C&S.

Very truly yours,

BRANDYWINE REALTY TRUST
By:	/s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer